Exhibit 23.(ii)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-3 of American Oil & Gas, Inc. of our reports dated March 13, 2009, relating to our audits of the consolidated financial statements and internal control over financial reporting, included in and incorporated by reference in the Annual Report on Form 10-K of American Oil & Gas, Inc. for the year ended December 31, 2008.
HEIN & ASSOCIATES LLP
Denver, Colorado
March 20, 2009